UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2010

NEW YORK COMMUNITY BANCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31565	06-1377322
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

615 Merrick Avenue, Westbury, NY 11590

(Address of principal executive offices)

(516) 683-4100

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 26, 2010, New York Community Bank (the “Community Bank”) assumed substantially all of the deposits and certain identified liabilities and acquired certain assets of Desert Hills Bank, a state chartered bank headquartered in Phoenix, Arizona (“Desert Hills Bank”), from the Federal Deposit Insurance Corporation (the “FDIC”), as receiver for Desert Hills Bank (the “Acquisition”), pursuant to the terms of the Purchase and Assumption Agreement – Whole Bank; All Deposits, dated March 26, 2010, between the Community Bank and the FDIC, as receiver (the “Agreement”). A copy of the Agreement is filed as an exhibit hereto.

The Community Bank acquired approximately $500 million in assets, including approximately $250 million in loans (comprised of commercial and industrial, commercial real estate, residential and commercial construction, single-family residential mortgage, home equity lines of credit and other small consumer loans), approximately $75 million in other real estate owned (“ORE”), approximately $7 million of marketable securities (all issued by government-sponsored entities), and approximately $132 million of cash and cash equivalents including cash received from the FDIC to complete the Acquisition. The Community Bank also assumed approximately $450 million in liabilities, including approximately $400 million in customer deposits and approximately $45 million in borrowings.

The deposits were acquired without a premium and certain loans were acquired at a discount to Desert Hills Bank’s historic book value, subject to customary adjustments. The terms of the Agreement provide for the FDIC to indemnify the Community Bank against claims with respect to liabilities and assets of Desert Hills Bank or any of its affiliates not assumed or otherwise purchased by the Community Bank and with respect to certain other claims by third parties.

All of Desert Hills Bank’s six banking offices located in Phoenix, Prescott, Scottsdale, Sedona, and Sun City, Arizona have reopened as branches of the Community Bank. The physical branch locations and leases were not immediately acquired by the Community Bank in the Acquisition. The Community Bank has an option, exercisable for 90 days following the closing of the Acquisition, to acquire, at fair market value, any bank premises that were owned by, or any leases relating to bank premises held by, Desert Hills Bank (including ATM locations). The Community Bank is currently reviewing the bank premises and related leases of Desert Hills Bank.

Loss Sharing Arrangements

In connection with the Acquisition, the Community Bank entered into loss sharing agreements with the FDIC that collectively cover all of the loans and ORE the Community Bank is acquiring (referred to collectively as “covered assets”). Certain other assets of Desert Hills Bank were acquired by the Community Bank that are not covered by loss sharing agreements with the FDIC. These assets include cash and approximately $7 million of marketable securities purchased at fair market value.

Pursuant to the terms of the loss sharing agreements, the FDIC’s obligation to reimburse the Community Bank for losses with respect to covered assets begins with the first dollar of loss incurred. The FDIC will reimburse the Community Bank for 80% of losses of up to $101.4 million with respect to covered assets. The FDIC will reimburse the Community Bank for 95% of losses in excess of $101.4 million with respect to covered assets. The Community Bank will reimburse the FDIC for 80% of recoveries with respect to losses for which the FDIC paid the Community Bank 80% reimbursement under the loss sharing agreements, and for 95% of recoveries with respect to losses for which the FDIC paid the Community Bank 95% reimbursement under the loss sharing agreements. The loss sharing agreement applicable to single-family residential mortgage loans and HELOCs provides for FDIC loss sharing and the Community Bank reimbursement to the FDIC, in each case as described above, for ten years. The loss sharing agreement applicable to the remaining loans provides for FDIC loss sharing for five years and the Community Bank reimbursement to the FDIC for eight years, in each case, on the same terms and conditions as described above.

In addition, on May 15, 2020 (the “True-Up Measurement Date”), the Community Bank has agreed to pay to the FDIC half of the amount, if positive, calculated as (1) $20.2 million minus (2) the sum of (a) 25% of the asset discount bid made in connection with the Acquisition, (b) 25% of the Cumulative Shared-Loss Payments (as defined below), and (c) the sum of the period servicing amounts for every consecutive twelve-month period prior to, and ending on, the True-Up Measurement Date in respect of each of the shared loss agreements during which the applicable shared loss agreement is in effect (with such period servicing amounts to equal, for any twelve-month period with respect to which each of the shared loss agreements during which such shared loss agreement is in effect, the product of the simple average of the principal amount of shared loss loans and shared loss assets at the beginning and end of such period and 1%). For the purposes of the above calculation, Cumulative Shared-Loss Payments means (i) the aggregate of all of the payments made or payable to the Community Bank under the Shared-Loss Agreements minus (ii) the aggregate of all of the payments made or payable to the FDIC under the Shared-Loss Agreements.

The above reimbursable losses and recoveries are based on the book value of the relevant loans and other assets as determined by the FDIC as of the effective date of the Acquisition. The amount that the Community Bank realizes on these assets could differ materially from the carrying value that will be reflected in any financial statements, based upon the timing and amount of collections and recoveries on the covered assets in future periods.

The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement and certain exhibits attached thereto, a copy of which is attached hereto as Exhibit 2.1 and incorporated by reference herein.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 “Entry into a Material Definitive Agreement” is incorporated by reference into this Item 2.01.

Item 8.01.	Other Events.

On March 26, 2010, the Company issued a press release announcing the Acquisition and that in order to effectively capitalize the Acquisition, the Company raised $29 million by issuing 1.8 million shares through the direct stock purchase feature of the Company’s Dividend Reinvestment and Stock Purchase Plan. A copy of this press release has been attached as Exhibit 99.1 to this Current Report and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Purchase and Assumption Agreement – Whole Bank; All Deposits, among the Federal Deposit Insurance Corporation, receiver of Desert Hills Bank, Phoenix, Arizona, the Federal Deposit Insurance Corporation, and New York Community Bank, dated as of March 26, 2010.

99.1	Press Release announcing the Acquisition, dated March 26, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New York Community Bancorp, Inc.

By:	/S/ ILENE A. ANGAROLA
Name:	Ilene A. Angarola
Title:	Executive Vice President and Director, Investor Relations and Corporate Communications

Date: March 31, 2010

EXHIBIT INDEX

Exhibit No.	Description

2.1	Purchase and Assumption Agreement – Whole Bank; All Deposits, among the Federal Deposit Insurance Corporation, receiver of Desert Hills Bank, Phoenix, Arizona, the Federal Deposit Insurance Corporation, and New York Community Bank, dated as of March 26, 2010

99.1	Press Release announcing the Acquisition, dated March 26, 2010.